As filed with the Securities and Exchange Commission on March 2, 2017.

Registration No. 333-193971

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

LIVE VENTURES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	85-0206668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road

Suite 102

Las Vegas, NV 89119

(702) 939-0239

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Gail Kyser

325 E. Warm Springs Road

Suite 120

Las Vegas, NV 89119

(702) 939-0239

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626-7221

Telephone: (714) 966-8807

Facsimile: (714) 966-8802

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (No. 333-19371) (the “Registration Statement”) filed by LiveDeal, Inc. (“LiveDeal”) on February 14, 2014, as amended by Amendment No. 1 on March 13, 2014, and Amendment No. 2 on April 4, 2014. Effective October 7, 2015, LiveDeal changed its corporate name to Live Ventures Incorporated (the “Company”), through a parent/subsidiary short-form merger. The Company is filing this Post-Effective Amendment to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, $0.001 par value per share, the shares of the Company’s preferred stock, $0.001 par value per share, the Company’s warrants, the Company’s debt securities, and units issuable by the Company pursuant to the Registration Statement.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of its securities that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 2nd day of March, 2017.

LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac

Jon Isaac

President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

3